Exhibit 10.1
Participant Name Employee ID
Archer-Daniels-Midland Company 2020 Incentive Compensation Plan

Performance Share Unit Award Terms and Conditions

These Terms and Conditions are part of a Performance Share Unit Award Agreement (the “Agreement”) that governs a Performance Share Unit Award made to you as an employee of Archer- Daniels-Midland Company (“ADM”) or one of its Affiliates pursuant to the terms of the Company’s 2020 Incentive Compensation Plan (the “Plan”). The Agreement consists of a notice of Performance Share Unit Award that has been provided to you (the “Notice”), these Terms and Conditions (including Appendix A to these Terms and Conditions (“Appendix A”)) and the applicable terms of the Plan which are incorporated into the Agreement by reference, including the definitions of capitalized terms contained in the Plan. In this Agreement, the term “Company” refers to ADM and its Affiliates, unless the context refers to the issuer of this Award or the Shares issued in settlement of this Award, in which case the term refers to ADM.

Section 1. Grant of Performance Share Unit Award. The grant of this Performance Share Unit Award to you is effective as of the Date of Grant specified in the Notice. This Performance Share Unit Award provides you a number of Performance Share Units initially equal to the target number of Performance Share Units specified in the Notice (the “Target Number of Units”). The number of Performance Share Units that may actually be earned and become eligible to vest pursuant to this Award can be between 0% and 200% of the Target Number of Units, but may not under any circumstances exceed the maximum number of Performance Share Units specified in the Notice (the “Maximum Number of Units”). Each Performance Share Unit that is determined to have been earned as provided in Appendix A and which thereafter vests represents the right to receive one Share of the Company’s common stock. Prior to their settlement or forfeiture in accordance with the terms of this Agreement, the Performance Share Units granted to you shall be credited to an account in your name maintained by the Company. This account shall be unfunded and maintained for bookkeeping purposes only, with the Performance Share Units simply representing an unfunded and unsecured obligation of the Company.

Section 2.    Rights of the Recipient.

(a)No Shareholder Rights. The Performance Share Units granted pursuant to this Award do not entitle you to any rights of a shareholder of the Company’s common stock. Your rights with respect to the Performance Share Units shall remain forfeitable at all times by you until satisfaction of the vesting conditions set forth in Section 3.

(b)Restrictions on Transfer. You shall not be entitled to transfer, sell, pledge, alienate, hypothecate or assign the Performance Share Units or this Award, except that in the event of your death, your estate shall be entitled to the Shares represented by the earned and vested Performance Share Units. Any attempt to otherwise transfer the Performance Share Units or this Award shall be void. All rights with respect to the Performance Share Units and this Award shall be available only to you during your lifetime, and thereafter to your estate.

(c)Dividend Equivalents. If the Company pays cash dividends to holders of its common stock generally while any Performance Share Units are outstanding, then on the date this Award vests pursuant to Section 3, the Total Dividend Equivalent Amount will be paid to you in cash in accordance with standard Company payroll practices. The “Total Dividend Equivalent Amount” will be determined by multiplying the number of underlying Performance Share Units determined to have vested as of the

Exhibit 10.1
Vesting Date by the per share amount of each cash dividend paid on the Company’s common stock with a record date occurring on or between the Date of Grant and the Vesting Date, and adding those products together. The Total Dividend Equivalent Amount so credited will be fully vested and subject to payment at or following the time that the underlying Performance Share Units are settled as provided in Section 5. Any dividend equivalents accrued on Performance Share Units that are forfeited in accordance with this Agreement shall also be forfeited.

Section 3. Vesting of Performance Share Units. Subject to the provisions of Section 7 below, the Performance Share Units granted hereunder and your right to receive Shares in settlement thereof shall vest (i) on the Scheduled Vesting Date specified in Appendix A, but only if and to the extent that the Performance Share Units have been determined by the Committee to have been earned in accordance with Section 4 hereof during the Performance Period specified in Appendix A (the “Performance Period”), and your status as an Employee has been continuous since the Date of Grant, or (ii) at such earlier time and to the extent specified in Section 6 (the Scheduled Vesting Date or such earlier vesting date being referred to as the “Vesting Date”). Any outstanding Performance Share Units granted under this Agreement that do not vest on the applicable Vesting Date shall be forfeited.

Section 4. Earned Units. Whether and to what degree the Performance Share Units subject to this Award will have been earned as of the end of the Performance Period will be determined by whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period as set forth in Appendix A, and whether and to what degree, if any, the Committee has chosen to exercise its discretion to adjust the number of Performance Share Units otherwise deemed to have been earned. You acknowledge that the number of Performance Share Units deemed to have been earned based on whether and to what degree the Company has satisfied the applicable performance objective(s) for the Performance Period may be adjusted, including to zero, by the Committee in its sole and absolute discretion based on such factors as the Committee determines to be appropriate and/or advisable.

Section 5. Settlement of Performance Share Units. Subject to the provisions of Section 7, to the extent the Performance Share Units subject to this Award vest in accordance with Section 3, the Company shall cause to be issued to you, or to your estate in the event of your death, one share of its common stock in payment and settlement of each vested Performance Share Unit. Except as otherwise provided in Section 6 below, such issuance shall follow certification by the Committee that the Company has satisfied the applicable performance objective(s) as of the end of the Performance Period, and shall occur on or as soon as administratively practicable after the Vesting Date, but no later than the 15th day of the third calendar month after the Vesting Date, and you shall have no power to affect the timing of such issuance. Such issuance shall be evidenced by a stock certificate or appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, shall be subject to the tax withholding provisions of Section 8, and shall be in complete settlement and satisfaction of such vested Performance Share Units. If the Performance Share Units that vest include a fractional Performance Share Unit, the Company shall round the number of vested Performance Share Units to the nearest whole unit prior to issuance of Shares as provided herein. If the ownership of or issuance of Shares to you as provided herein is not feasible due to applicable exchange controls, securities or tax laws or other provisions of applicable law, as determined by the Committee in its sole discretion, you or your legal representative shall receive cash proceeds in an amount equal to the Fair Market Value (as of the Vesting Date) of the Shares otherwise issuable to you, net of any amount required to satisfy withholding tax obligations as provided in Section 8.

Section 6. Effect of Termination of Service and Change of Control. If you cease to be an Employee prior to the Scheduled Vesting Date under circumstances other than as set forth in paragraphs 6(a) through 6(d), you shall immediately forfeit all unvested Performance Share Units. To the extent any

Exhibit 10.1
of paragraphs 6(a) through 6(d) is applicable to this Award, any unvested Performance Share Units that do not vest on the applicable Vesting Date as provided therein shall immediately be forfeited.

(a)Retirement. If (i) you cease to be an Employee by reason of your Retirement prior to the Scheduled Vesting Date, and (ii) following your Retirement, upon request of the Company or its designee, you cooperate with the Company in connection with the transition of your duties and responsibilities for the Company; consult with the Company or its designee regarding business matters that you were involved with while employed by the Company; and be reasonably available, with or without subpoena, to be interviewed, review documents, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that you then have or may have knowledge of by virtue of your employment with the Company, then, subject to Section 7, you will be entitled to have vest on the Scheduled Vesting Date the number of Performance Share Units that would otherwise have been determined to have been earned during the Performance Period and vested in accordance with Appendix A if you had remained continuously employed until the Scheduled Vesting Date. For avoidance of doubt, if the Company determines, in its sole discretion, at any time that you cease to satisfy the conditions identified in (ii) above, then you shall immediately forfeit all or such portion of the unvested Performance Share Units and any right to receive Shares that have not yet been issued pursuant to Section 5 and related dividend equivalent payments, in each case, as determined by the Committee in its sole discretion, and with respect to any Shares that have been issued pursuant to Performance Share Units (or the cash value paid thereof) that have vested after your Retirement, either (A) you shall return such Shares and the Total Dividend Equivalent Amount paid to you to the Company, or (B) you shall pay to the Company in cash an amount equal to the Fair Market Value of such Shares as of the Vesting Date (or equal to the cash value previously paid), along with the Total Dividend Equivalent Amount paid to you, in each case, in such amounts as determined by the Committee in its sole discretion.

(b)Disability. If you cease to be an Employee by reason of your Disability prior to the Scheduled Vesting Date, then you will be entitled to have vest on the Scheduled Vesting Date the number of Performance Share Units that would otherwise have been determined to have been earned during the Performance Period and vested in accordance with Appendix A if you had remained continuously employed until the Scheduled Vesting Date.

(c)Death. If you cease to be an Employee as a result of your death prior to the Scheduled Vesting Date, then you will be entitled to have vest as of the date of your death a number of Performance Share Units equal to the sum of the Target Number of Shares.

(d)Change of Control. If a Change of Control occurs after the Date of Grant but before the Scheduled Vesting Date and you continue to be an Employee to the date of the Change of Control, then the following provisions shall apply:

(i)Termination After a Change of Control. If, within 24 months after a Change of Control (A) described in paragraphs (a) or (d) of Section 2.8 of the Plan or (B) that constitutes a Business Combination as defined in paragraph (c) of Section 2.8 of the Plan and in connection with which the surviving or acquiring entity (or its parent entity) has continued, assumed or replaced this Performance Share Unit Award, you cease to be an Employee due either to an involuntary termination for reasons other than Cause (as defined in paragraph 7(b)) or a resignation for Good Reason (as defined in subparagraph 6(d)(v), then the Performance Period will be truncated and will end as of the end of the Company’s most recently completed fiscal year prior to the date you cease to be an Employee, and you will be

Exhibit 10.1
entitled to have vest as of the date of such employment termination a number of Performance Share Units determined as provided in subparagraph 6(d)(iv).

(ii)Award Not Continued, Assumed or Replaced. If this Performance Share Unit Award is not continued, assumed or replaced in connection with a Change of Control that constitutes a Business Combination as contemplated by clause (B) of subparagraph 6(d)(i), or if a Change of Control described in paragraph (b) of Section 2.8 of the Plan occurs, then the Performance Period will be truncated and will end as of the end of the Company’s most recently completed fiscal year prior to the date of the Change of Control, and you will be entitled to have vest as of the date of the Change of Control a number of Performance Share Units determined as provided in subparagraph 6(d)(iv).

(iii)Assumption or Replacement. For purposes of this paragraph 6(d), this Performance Share Unit Award will be considered assumed or replaced if, in connection with the Change of Control transaction and in a manner consistent with Code Section 409A, either (i) the contractual obligations represented by this Award are expressly assumed by the surviving or acquiring entity (or its parent entity) with appropriate adjustments to the number and type of securities subject to this Award and the applicable performance goals that preserves the intrinsic value of this Award existing at the time of the Change of Control transaction, or (ii) you have received a comparable performance share unit award that preserves the intrinsic value of this Award existing at the time of the Change of Control transaction and is subject to substantially similar terms and conditions as this Award.

(iv)Units Subject to Accelerated Vesting. The number of Performance Share Units that would be subject to accelerated vesting pursuant to subparagraph 6(d)(i) or 6(d)(ii) will be equal to the greater of (A) the number of Performance Share Units determined by the Committee to have been earned during the truncated Performance Period, and (B) the Target Number of Units.

(v)Good Reason. For purposes of this Agreement, “Good Reason” shall have the meaning specified in your employment agreement with the Company; provided if you are not a party to an employment agreement that contains such definition, then a termination for “Good Reason” shall occur upon your resignation from employment with the Company as a result of one or more of the following reasons: (i) the Company materially reduces the amount of your base salary or cash bonus opportunity (it being understood that the Committee shall have discretion to set the Company’s and your personal performance targets to which the cash bonus will be tied), (ii) a material diminution in your authority, duties or responsibilities, or (iii) the Company changes your place of work (other than in connection with a return to your home country upon the termination of a work assignment in a different country) to a location more than fifty (50) miles from your present place of work; provided, however, that the occurrence of any such condition shall not constitute Good Reason unless (A) you provide written notice to the Company of the existence of such condition not later than 60 days after you know or reasonably should know of the existence of such condition, (B) the Company fails to remedy such condition within 30 days after receipt of such notice and (C) you resign due to the existence of such condition within 60 days after the expiration of the remedial period described in clause (B) hereof.

Section 7.    Forfeiture of Award and Compensation Recovery.

(a)Forfeiture Conditions. Notwithstanding anything to the contrary in this Agreement, if the Company determines, in its sole discretion, that you have engaged in, at any time, any act that constitutes “Cause” (as defined in paragraph 7(b)), whether or not you cease to be an Employee because your employment is terminated by the Company for Cause, then (i) you shall immediately forfeit all or such portion of this Award and any right to receive Shares that have not yet been issued pursuant to Section 5 and related dividend equivalent payments, as determined by the Committee in its sole discretion, and (ii)

Exhibit 10.1
with respect to Shares that have been issued pursuant to this Award (or the cash value thereof paid) after the Vesting Date, either (A) you shall return such Shares and the Total Dividend Equivalent Amount paid to you to the Company, or (B) you shall pay to the Company in cash an amount equal to the Fair Market Value of such Shares as of the Vesting Date (or equal to the cash value previously paid), along with the Total Dividend Equivalent Amount paid to you, in each case, in such amounts as determined by the Committee in its sole discretion.

(b)Definition of “Cause”. For purposes of this Section 7, “Cause” shall mean the Company’s good faith determination that you have engaged in any act that creates just cause for termination, which, without limiting the foregoing, shall be deemed to include the following: (i) any act of dishonesty with respect to your responsibilities as an Employee, embezzlement, misappropriation, intentional fraud, or other violations of the law or similar conduct by you involving the Company, (ii) any acts resulting in a conviction for, or plea of guilty or nolo contendere to, a charge of commission of a felony, (iii) misconduct resulting in injury to the Company, (iv) activities harmful to the reputation of the Company, (v) a violation of Company operating guidelines or policies, (vi) willful refusal to perform, or substantial disregard of, the duties properly assigned to you, including failure to provide your Best Efforts on behalf of the Company, a violation of any contractual, statutory or common law duty of loyalty to the Company; (vii) any breach of your obligations to the Company, including the restrictive covenants contained in paragraph 7(c) or any other confidentiality or non-disclosure obligations; or (viii) any willful and/or gross misconduct by you that in the good faith determination of the Company demonstrates unfitness to be an employee of the Company, including the harassment of any employee or violation of any law, regulation, or Company policies. “Best Efforts” shall mean that, during your employment or relationship with the Company, you will devote your best efforts to the performance of your duties and the advancement of the Company and shall not engage in any other employment, profitable activities, or other pursuits which would cause you to not devote your full attention to matters of the Company during business hours, to disclose or utilize the Confidential Information of the Company, or which would reflect adversely on the Company.

(c)Restrictive Covenants. You agree that the covenants set forth in subparagraph 7(c)(i) through (iii) are reasonable and necessary to protect the legitimate interests of the Company and that you will abide by all provisions of the restrictive covenants set forth in subparagraphs 7(c)(i) through (iii) below for the respective time periods set forth therein.

(i)Non-Disclosure and Return of Confidential Information. You have or will be given access to and provided with items or compilations of sensitive, confidential, proprietary, and/or trade secret information (in tangible or intangible form) in the course of your employment that are not readily available to the public or persons outside the Company through proper means (collectively, “Confidential Information”). Examples of Confidential Information include, but are not limited to, inventions, new product or marketing plans, business strategies and plans, merger and acquisition targets, financial information, costs and pricing structures, unpublished pricing information and underlying pricing-related variables such as costs, volume discounting options, and profit margins, pricing strategy, computer programs, source codes, models and databases, analytical models, customer lists and information, and supplier and vendor lists and information. Confidential Information shall be understood to include any and all Company trade secrets (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. An item of Confidential Information will ordinarily constitute a trade secret under state or federal law if (a) it derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) it is the subject of efforts that are reasonable under the circumstances (or under federal law, using reasonable measures) to maintain its secrecy. “Confidential Information” does not include information that lawfully is or becomes generally and publicly known outside of the Company, or that has been independently developed and disclosed by

Exhibit 10.1
others with proper authority to do so, in each case other than through your breach of this Agreement or breach by you or another person or entity of some other obligation to the Company. You agree not to disclose or use Confidential Information, either during or after your employment with the Company, except as necessary to perform your duties or as the Company may consent in writing, and except as required by applicable law or by subpoena in each case disclosed in advance to the Company (subject to Section 7(c)(vii) below). You further agree to return any and all Confidential Information and all other Company property, whether in hard or electronic format, regardless of the location on which such information or property may reside, no later than three (3) business days following the termination of your employment or upon demand of the Company, if earlier.

If, and only if, the controlling state law applicable to you requires a time limit to be placed on restrictions concerning the post-employment use of Confidential Information for the restriction to be enforceable, then this restriction on your use of Confidential Information that is not a trade secret will expire three (3) years after your employment or other association with the Company ends. This time limit will not apply to (a) Confidential Information that qualifies as a trade secret, or (b) third party Confidential Information. The Company’s trade secrets will remain protected for as long as they qualify as trade secrets under applicable law. Items of third party Confidential Information will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential.

(ii)Non-Solicitation. During the time in which your Performance Share Units shall vest and for one year after the Vesting Date under Section 3 (even if your employment hereafter ends and your Performance Share Units are no longer eligible for vesting), and subject to Section 7(c)(vi) below, you may not, without the Company’s prior written consent, directly or through the direction or control of others, for you or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner, or shareholder, or in any other individual or representative capacity:

(A)Solicit any business competitive with the Company for or from any person or entity who (a) was a Company provider or customer any time within the 12 months prior to such actual or contemplated solicitation by or involving you (or, if your employment with the Company has by then terminated, any time within the 12 months prior to such employment termination) and with whom you had direct or indirect contact to further the Company’s business, or for whom you provided services or supervised employees who provided those services, or about which you received or had access to Confidential Information, or, where allowed by law (b) was a prospective provider or customer the Company solicited any time within the 12 months prior to such actual or contemplated solicitation by or involving you (or, if your employment with the Company has by then terminated, any time within the 12 months prior to such employment termination) and with whom you had contact for the purposes of soliciting the person or entity to become a provider or customer of the Company, or supervised employees who had those contacts, or about which you received or had access to Confidential Information.

(B)Recruit or solicit any Company employee or consultant that you gained knowledge of during your employment to terminate his, her or its employment or other relationship with the Company.

(C)Induce or influence any Company employee or consultant that you gained knowledge of during your employment to terminate his, her or its employment or other relationship with the Company.

(D)Assist anyone in any of the activities listed above.

Exhibit 10.1

The restrictions contained in Section 7(c)(ii) are understood to be reasonably limited by geography to those locations, and counties, where the providers, customers, employees and consultants are present and available for solicitation. However, to the extent additional geographic limitations are required to make the restrictions in Section 7(c)(ii) enforceable, they shall be deemed limited to the Restricted Area (defined below.

(iii)Non-Competition. During the time in which your Performance Share Units shall vest and for one year after the Vesting Date under Section 3 (even if your employment hereafter ends and your Performance Share Units are no longer eligible for vesting), and subject to Section 7(c)(vi) below, you may not, without the Company’s prior written consent, directly or through the direction or control of others, for you or for any other person or entity, as agent, employee, officer, director, consultant, owner, principal, partner or shareholder, or in any other individual or representative capacity, anywhere in the Restricted Area:

(A)Engage in or participate in any activity that is similar to those you performed during the Look Back Period and/or likely to result in your use or disclosure of the Company’s Confidential Information on behalf of any person or entity that competes, directly or indirectly, with any Company product or service that you engaged in, participated in, or had Confidential Information about during the Look Back Period, including, but not limited to, any business engaged in any of the following with respect to which you were involved or had responsibilities during the Look Back Period or about which you received or had access to Confidential Information: (i) the development and/or manufacture of products which involve experimental and/or inventive work relating to the origination, trading and/or processing of agricultural commodities, (ii) the development, manufacture sourcing and/or supply of food and/or feed ingredients, flavoring, ethanol, biodiesel, derivatives of agricultural feedstocks, enzymes, probiotics and/or other biologically active compositions, and/or (iii) the operation of grain elevators and/or crop origination and/or transportation networks; or

(B)Assist anyone in any of the activities listed above.

(C)“Restricted Area” means the geographic territory(ies) assigned to you by the Company any time during the twenty-four months prior to such actual or contemplated competitive activity (as described in subpart (A) and (B) above) by or involving you (or, if your employment with the Company has by then terminated, any time within the twenty-four months prior to such employment termination) (“Look Back Period”) set by recognized geographic boundary used in the Company’s business; and, if you have no such specifically assigned geographic boundary then: (i) the geographic area in which you participated in the Company’s business and/or about which you were provided access to Confidential Information during the Look Back Period; and (ii) the state and county where you reside. If you are employed by the Company in a research and/or development capacity and/or if you are employed in a senior management position then you are presumed to have participated in the Company’s business and/or had Confidential Information about the Company’s business throughout the United States. You are responsible

Exhibit 10.1
for seeking clarification from the Company’s Human Resources department if it is unclear to you at any time what the scope of the Restricted Area is.

(D)Nothing in this Section 7(c)(iii) prohibits you from passively owning not in excess of 2% in the aggregate of any company’s stock or other ownership interests that are publicly traded on any national or regional stock exchange.

(iv)Certification of Compliance. Prior to the issuance of Shares, you may be required to certify to the Company and provide such other evidence to the Company as the Company may reasonably require that you have not engaged in any activities that compete with the business operations of the Company and/or that violate your obligations in subparagraphs 7(c)(i) - 7(c)(iii) above since you ceased to be an Employee due to Retirement or Disability.

(v)Consideration and Voluntariness. You stipulate, acknowledge and agree that: (A) your opportunity to enter into this Agreement and the dividends you receive as a result thereof is adequate consideration to make the provisions of this Agreement, including, without limitation Section 7(c), immediately binding and enforceable against you and you agree not to assert otherwise; and (B) you are under no obligation (including as a condition of initial or continued employment) to accept the Performance Share Unit Award referenced herein with respect to which this Agreement is a condition, and that your decision to accept and thus to execute this Agreement as a condition of such Performance Share Unit Award is entirely knowing and voluntary on your part in order to be eligible for the substantial benefit and opportunities hereunder.

(vi)Limitation on Post-Employment Restrictions. Unless the time period for a restriction is extended by a Court as allowed under Section 17, the time period for the restrictions in Section 7(c)(ii) and (iii) shall in no event exceed two (2) years after any termination of your employment.

(vii)Protected Conduct. Nothing in this Agreement prohibits you from reporting or filing a charge or complaint regarding an event that you in good faith believe is or may be a violation of law (including concerning alleged or suspected criminal conduct or unlawful employment practices such as discrimination, harassment or retaliation) to your attorney or to or with a federal, state, local or other governmental agency or regulatory entity (such as the Securities and Exchange Commission, the Equal Employment Opportunity Commission (or state or local equivalent), or the Department of Labor), requires notice to or approval from the Company before doing so, or prohibits you from communicating with or cooperating in an investigation or proceeding conducted by such a government agency or regulatory entity. Further, nothing prohibits you from making any truthful statements or disclosures required by law or from discussing or disclosing sexual harassment or sexual assault. This may include a disclosure of trade secret information provided that it must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA).

(viii)Right to Consult with Attorney. You acknowledge that you received a copy of the Agreement at least fourteen (14) calendar days before you had to decide whether to accept the Restricted Stock Unit Award referenced herein. You further acknowledge that the Company instructed you to take that time to consult with an attorney.

(d)Compensation Recovery Policy. In addition to those provisions contained within paragraphs 7(a) through 7(c), this Award and any compensation associated therewith is subject to recoupment and any other action in accordance with any compensation recovery policy or policies adopted by the Board or the Committee at any time, including but not limited to any compensation

Exhibit 10.1
recovery policy adopted in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s Shares are then listed, as any such policy may be in effect from time to time. This Agreement will be automatically amended by the Committee to comply with any such compensation recovery policy. You agree and consent to the Company’s application, implementation and enforcement of any of such policies and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agree that the Company may take such actions as are necessary to effectuate such policies, any similar policy applicable to you, or applicable law without further consent or action being required by you.

Section 8. Withholding of Taxes. You shall be responsible for the payment of any withholding taxes upon the occurrence of any event in connection with the Award (for example, vesting or issuance of Shares in settlement of Performance Share Units or payment of the Total Dividend Equivalent Amount) that the Company determines may result in any tax withholding obligation, including any social security obligations. The delivery of Shares in settlement of Performance Share Units shall be conditioned upon the prior payment by you, or the establishment of arrangements satisfactory to the Company for the payment by you, of all such withholding tax obligations. You hereby authorize the Company to withhold from amounts payable to you under this Agreement, from your salary or other amounts owed to you any sums required to satisfy withholding tax obligations in connection with the Award. As contemplated by Section 17.2 of the Plan, you may elect to satisfy such withholding tax obligations by delivering Shares you already own or by having the Company retain a portion of the Shares that would otherwise be issued to you in settlement of the Performance Share Units by notifying the Company of such election prior to the Vesting Date. If payment of withholding tax obligations, or satisfactory payment arrangements, are not made on a timely basis, the Company may instruct an authorized broker to sell such number of Shares subject to the Award as are equal in value to the tax withholding obligations prior to the issuance of any Shares to you.

Section 9. Securities Law Compliance. No Shares shall be delivered upon the vesting of any Performance Share Units unless and until the Company and/or you shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that you may acquire such shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company reserves the right to legend any Share certificate or book entry, conditioning sales of such Shares upon compliance with applicable federal and state securities laws and regulations.

Section 10. No Rights as Employee or Consultant. Nothing in this Agreement or this Award shall confer upon you any right to continue as an Employee or consultant of the Company, or to interfere in any way with the right of you or the Company to terminate your employment or other service at any time. This Agreement shall survive any such termination in accordance with its terms and conditions.

Section 11. Adjustments. If at any time while this Award is outstanding, the number of outstanding Shares is changed by reason of a reorganization, recapitalization, stock split or any of the other events described in Section 4.7 of the Plan, the number of Performance Share Units and the number and kind of securities that may be issued in respect of such Units shall be adjusted in accordance with the provisions of the Plan.

Section 12. Notices. Any notice hereunder by you shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company at the Company’s office at 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601 or at such other address

Exhibit 10.1
as the Company may designate by notice to you. Any notice hereunder by the Company shall be given to you in writing and such notice shall be deemed duly given only upon receipt thereof at such address as you may have on file with the Company.

Section 13. Construction. The construction of the Notice and these Terms and Conditions (including Appendix A) is vested in the Committee, and the Committee’s construction shall be final and conclusive. This Award, the Notice and these Terms and Conditions are subject to the provisions of the Plan, and to all interpretations, rules and regulations which may, from time to time, be adopted and promulgated by the Committee pursuant to the Plan. If there is any conflict between the provisions of the Notice and these Terms and Conditions on the one hand and the Plan on the other hand, the provisions of the Plan will govern.

Section 14. Governing Law and Venue. This Agreement, the parties’ performance hereunder, and the relationship between them shall be governed by, construed, and enforced in accordance with the laws of the State of Illinois, without giving effect to the choice of law principles thereof. The parties expressly agree that any action relating to or arising out of this Agreement shall take place exclusively in the State of Illinois, and you consent to the jurisdiction of the federal and/or state courts in Illinois. You further consent to personal jurisdiction and venue in both such courts and to service of process by United States Mail or express courier service in any such action.

Section 15. Binding Effect. This Agreement will be binding in all respects on your heirs, representatives, successors and permitted assigns (if any), and on the successors and assigns of the Company.

Section 16. Remedies. The parties expressly agree that the forfeiture and repayment obligations contained within Section 7 do not constitute the Company’s exclusive remedy for your violation of subparagraph 7(c). The Company may seek any additional legal or equitable remedy, including without limitation injunctive relief, for any such violation of that provision. You acknowledge and agree that any breach of subparagraph 7(c) will result in immediate and irreparable harm to the Company for which damages alone are an inadequate remedy and cannot readily be calculated. Accordingly, in the event of any actual or threatened violation of subparagraph 7(c), the parties expressly agree that the Company shall be entitled to obtain and enforce immediately temporary restraining orders, preliminary injunctions and final injunctions without the posting of a bond enjoining such breach or threatened breach, in addition to all other remedies that may be awarded by a court of competent jurisdiction, and any other legal or equitable relief allowed by law. If you fail to comply with a restriction in subparagraph 7(c) that applies for a limited period of time after employment, the time period for that restriction will be extended by the greater of either: one day for each day you are found to have violated the restriction, or the length of the legal proceeding necessary to secure enforcement of the restriction; provided, however, this extension of time shall be capped so that the extension of time does not exceed two years from the date your employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.

Section 17.    Miscellaneous.

(a)Amendment, Waiver; Severability; Other Agreements; Headings. No waiver of any breach of any provision of this Agreement by the Company shall be effective unless it is in writing and no waiver shall be construed to be a waiver of any succeeding breach or as a modification of any provision of this Agreement. The provisions of this Agreement shall be severable and if any provision of this Agreement is found by any court to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. You also agree that, unless prohibited by applicable law, the court may, and it is the parties’ intent and agreement that it shall, modify any invalid,

Exhibit 10.1
overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, you acknowledge and agree that you have not, will not, and cannot rely on any representations not expressly made herein. The terms of this Agreement shall not be amended by you or the Company except by the express written consent of both you and the Company, subject to the terms of the Plan including Section 16.2 thereof. For avoidance of doubt, nothing in this Agreement shall limit, restrict or supersede any obligations to the Company (including without limitation with respect to fiduciary duties, non-competition, non-solicitation, intellectual property, confidentiality, forfeiture, repayment or recoupment) that you have or may have pursuant to any other law (including common law), agreement or plan, all of which shall continue in full force and effect in accordance with their respective terms. The paragraph headings in this Agreement are for convenience of reference and in no way define, limit or affect the meaning of this Agreement.

(b)Assignment and Transfer of Employment. The rights and/or obligations herein may only be assigned by the Company (except as otherwise expressly set forth herein), may be done without your consent and shall bind and inure to the benefit of the Company, its successors and assigns. If the Company makes any assignment of the rights and/or obligations herein or transfers your employment or relationship within the Company, you agree that this Agreement shall remain binding upon you.

(c)Acceptance. You agree that this Agreement is accepted by you through your original, electronic or facsimile signature. You further agree that the Company is deemed to have accepted this Agreement as evidenced by your receipt of the Notice of Performance Share Units.

(d)Third Party Beneficiaries. This Agreement is intended to benefit each and every Subsidiary, Affiliate, or business unit of the Company for which you perform services, for which you have customer contacts, or about which you receive Confidential Information and may be enforced by any such entity. You agree and intend to create a direct, consequential benefit to the Company regardless of the Company entity with which you are affiliated on the last day of your employment or relationship with the Company.

(e)Attorney’s Fees Recovery. You expressly agree that, in the event of any action to enforce the terms and conditions of Section 7(c), the prevailing party in the action will recover from the non- prevailing party, in addition to any other sum that either party may be called upon to pay the prevailing party’s reasonable attorney’s fees and costs. The Company shall be deemed the prevailing party if it is awarded any part of the legal or equitable relief it seeks, irrespective of whether some of the relief it seeks is denied or modified.

(f)State-Specific Modifications (U.S. Only).

(i) California. If you are a resident of California or primarily work for the Company in California, then for so long as you are a resident of California or primarily work for the Company in California: (aa) Section 14 (Governing Law and Venue) shall not apply; (bb) Section 7(a)(Forfeiture Conditions) shall not apply; (cc) the restrictions in Section 7(c)(ii) (Non-Solicitation) and (iii) (Non- Competition) shall not apply after your employment with the Company ends; and (dd) in addition to the protected conduct set forth in Section 7(c)(vii), nothing in the Agreement shall be construed prohibit you from disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.

(ii)Colorado. If you are a resident of Colorado or primarily work for the Company in Colorado, then for so long as you are a resident of Colorado or primarily work for the Company in Colorado: (aa) Section 14 (Governing Law and Venue) shall not apply; and (bb) the customers and

Exhibit 10.1
providers that are the subject of the restrictions in Sections 7(c)(ii)(A) and (D) (Non-Solicitation) shall only include those customers or providers with respect to which you would have been provided trade secret information during the Look Back Period. You stipulate that Section 7(c)(iii)(Non-Competition) and Sections 7(c)(ii)(A) and (D) (Non-Solicitation) are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”).

(iii) Minnesota. If you are a resident of Minnesota or primarily work for the Company in Minnesota, then for so long as you are a resident of Minnesota or primarily work in Minnesota: (aa) Section 14 (Governing Law and Venue) shall not apply; and (bb) the restrictions in Section 7(c)(iii) (Non-Competition) shall not apply after your employment with the Company ends.
(iii)

(iv) Washington. If you are a resident of Washington or primarily work for the Company in Washington, then for so long as you are a resident of Washington or primarily work for the Company in Washington: (aa) Section 14 (Governing Law and Venue) shall not apply; (bb) Section 7(a)(ii)(Forfeiture Conditions) shall not apply; (cc) the restrictions in Section 7(c)(ii)(Non-Solicitation) and (iii)(Non- Competition) shall in no event exceed eighteen (18) months after any termination of your employment with the Company; and (dd) in addition to the protected conduct set forth in Section 7(c)(vii), nothing in the Agreement prohibits disclosure or discussion of conduct you reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy.

By indicating your acceptance of this Performance Share Unit Award, you agree to all the terms and conditions described above and contained in the Notice and in the Plan document.

Notice of Vesting Schedule

Subject to the provisions of Sections 5 and 6 of the Agreement, the vesting date of the award is set forth below.

Vesting Date	Amount to Vest
Year 3	100%

If the vesting date falls on a weekend or holiday, the vest will occur the following business day.